SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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American Technology Corporation

(Name of Registrant as Specified In Its Charter)

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AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 26, 2002

TO THE STOCKHOLDERS OF AMERICAN TECHNOLOGY CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), will be held on September 26, 2002 at 2:00 p.m. local time at the offices of the Company, at 13114 Evening Creek Drive South, San Diego, CA 92128.

1.
To approve an amendment to the Company’s Certificate of Incorporation to (a) increase the number of shares of Common Stock which the Company is authorized to issue from twenty million (20,000,000) to fifty million (50,000,000).

2.
To ratify the sale and issuance by the Company in May 2002 of 235,400 shares of Series D Preferred Stock and Warrants to purchase an aggregate of 517,880 shares of Common Stock, and to approve the issuance of Common Stock upon conversion of the Series D Preferred Stock and upon exercise of the Warrants.

3.
To approve an amendment to the Company’s Certificate of Incorporation to modify the designations, rights and preferences of the Series D Preferred Stock to conform the same to the policies of the Nasdaq Stock Market concerning voting and conversion rights of convertible securities issued by a listed company.

4.	To approve the Company’s 2002 Stock Option Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on August 1, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/    RENEE WARDEN
Renee Warden
Secretary

San Diego, California
August 19, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

To be held September 26, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of American Technology Corporation, a Delaware corporation (the “Company”), for use at the Special Meeting of Stockholders to be held on September 26, 2002 at 2 p.m. local time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of the Company, at 13114 Evening Creek Drive South, San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about August 19, 2002 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or at the Company’s request, by D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but the proxy solicitation firm will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on August 1, 2002 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. At the close of business on August 1, 2002 the Company had outstanding and entitled to vote 14,345,226 shares of Common Stock, 10,000 shares of its Series C Preferred Stock (39,744 total votes) and 235,400 shares of its Series D Preferred Stock (530,946 total votes).

Except as provided below, on all matters to be voted upon at the Special Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held, and each holder of record of Series C and Series D Preferred Stock on the Record Date will be entitled to one vote for each share of Common Stock issuable upon conversion of such Series C and Series D Preferred Stock as of the Record Date.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 13114 Evening Creek Drive South, San Diego, California 92128, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL ONE
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
AUTHORIZED COMMON STOCK

In August 2002, the Board of Directors approved an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock, $0.00001 par value per share, of the Company from 20,000,000 to 50,000,000. The amendment is attached to this proxy as Exhibit A.

The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the amendment would not affect the rights of the holders of currently outstanding Common Stock of the Company, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

At August 1, 2002, 14,345,226 shares of Common Stock were outstanding, 570,690 shares of Common Stock were reserved for the conversion of Series C and Series D Preferred Stock and 4,504,462 shares of Common Stock were reserved for options, warrants, convertible notes, employee equity plans and other purposes. This leaves the Company with approximately 579,622 authorized shares available. In addition, the Company could become obligated to reserve up to approximately 1,040,000 additional shares of Common Stock after December 31, 2002 pursuant to the conversion privileges of the Series D Preferred Stock, which provide for accretion in conversion value and a floating conversion price (after December 31, 2002) equal to ninety percent of the market value of the Company’s Common Stock, subject to a minimum conversion price of $2.00. Accordingly, the Company could become obligated under the terms of its Certificate of Incorporation to reserve all of the approximately 579,622 shares it currently has available and to seek approval for authorization of additional shares of Common Stock after December 31, 2002.

Purpose and Effect of the Amendment

The principal purposes of the amendment are to fulfill the Company’s obligation to keep sufficient shares reserved for conversion of the Series D Preferred Stock, to facilitate the reserve of shares under the Company’s 2002 Stock Option Plan, and to provide the Company with the flexibility to issue shares of Common Stock for proper corporate purposes, which may be identified in the future, such as to raise equity capital, declare stock dividends, make acquisitions through the use of stock, or reserve additional shares for issuance under equity incentive plans. The Board of Directors has not authorized or taken any action with respect to the issuance of, and has no present agreement or arrangement to issue any of, the additional shares that would be available if the amendment is approved by the stockholders, except for the conversion rights of the Series D Preferred Stock and the shares reserved under the 2002 Stock Option Plan.

The increased reserve of shares available for issuance may be used to facilitate public or private financings. The Company currently operates at a loss and does not presently have sufficient funds on hand to meet anticipated operating expenses for the next twelve months. If required operating funds cannot be generated by operations, the Company may need to, among other things, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions. Such transactions might not be available on terms favorable to the Company, or at all. Such issuances, particularly if in private financings, could be at prices less than the public trading price of the Common Stock at the time, and could contain rights and preferences senior to those of the Common Stock.

From time to time, the Board of Directors may also wish to split the outstanding shares of Common Stock to shift the trading range of the Common Stock to a level that will facilitate increased trading activity and encourage round lot trading. By doing so, the Board would expect to increase the liquidity and broaden the marketability of the Common Stock. Under Delaware law, the Board of Directors may split the Company’s stock without stockholder approval by means of a stock dividend but only if there are a sufficient number of authorized shares. If the amendment is not approved, the Board would be unable to declare any significant stock dividends without a delay. Although the Board has no present intention of approving a stock dividend, it is important that a sufficient number of shares be authorized to ensure that the Board has the flexibility to act quickly.

The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The ability to use its stock as consideration provides the Company with negotiation benefits and increases its ability to execute its growth strategy which may include the acquisition of other businesses or technologies.

In addition, the increased reserve of shares available for issuance may be used for the Company’s equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans will be used to attract and retain employees or in connection with potential acquisitions as the Company grants options to the employees of the acquired companies.

The flexibility of the Board of Directors to issue additional shares of Common Stock could enhance the Board’s ability to negotiate on behalf of the stockholders in a takeover situation. The authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that approval of the amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules. For example, under rules and policies of the Nasdaq Stock Market (“Nasdaq Rules”), stockholder approval is required for any issuance of 20% or more of the Company’s outstanding shares in connection with acquisitions. The Company reserves the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the Board of Directors.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of capital stock (including the Common Stock and outstanding preferred stock with voting rights), voting together as a single class, is required to approve the amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL ONE

PROPOSAL TWO
RATIFICATION OF THE SALE AND ISSUANCE OF SERIES D PREFERRED STOCK AND
WARRANTS AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF
THE PREFERRED STOCK AND EXERCISE OF THE WARRANTS

In May 2002, the Company sold 235,400 shares of Series D Convertible Preferred Stock (“Series D Stock”), par value $.00001 per share, at $10.00 per share for gross cash proceeds of $2,354,000 (the “Series D Financing”). The purchasers of the Series D Stock were granted warrants to purchase an aggregate of 517,880 shares of Common Stock at $4.50 per share until March 31, 2007 (the “D Warrants”). The stockholders of the Company are being asked to ratify the sale and issuance of the Series D Stock and the D Warrants, and to approve the issuance of shares of Common Stock upon conversion of the Series D Stock and upon exercise of the D Warrants.

Reasons for the Financing and Use of Proceeds

The Company entered into the Series D Financing to raise funds for general corporate purposes and working capital, and to fund anticipated costs of the proposed acquisition of HST, Inc. (“HST”). The Company’s Board of Directors believed at the time that it was strongly advisable for the Company to raise additional financing for those purposes. The Company engaged in discussions with various potential financing sources, and eventually determined that, among the available alternatives, the Series D Financing offered the Company and its existing stockholders the greatest potential future returns. In June 2002, the Company terminated acquisition discussions with HST due to certain tax barriers to the transaction which made an acquisition unattractive to the management of HST. Since termination of acquisition discussions, the Company has been using the proceeds from the Series D Financing for working capital and general corporate purposes.

Terms of the Series D Financing

The face amount of the Series D Stock increases at the rate of 6% percent per annum from May 3, 2002. The accretion is cumulative and prorated to the date of conversion or liquidation based on a 360-day year. The Series D Stock is also entitled to receive a dividend equal to 6% per annum of the liquidation value, when, as and if a cash dividend is declared on the Common Stock, in preference and priority to any such Common Stock dividend.

The face amount of Series D Stock, increased as described above, is convertible one or more times into fully paid shares of Common Stock at a conversion price which is the lower of (i) $4.50 per share or (ii) 90% of the volume weighted average market price for the five days prior to conversion, but in no event less than $2.00 per share, subject to adjustment. The shares of Series D Stock may not be converted at a conversion price less than $4.50 per share prior to December 31, 2002. The Company agreed to file a registration statement with the Securities and Exchange Commission for the resale of the shares obtainable upon conversion of the Series D Stock and exercise of the warrants. If the Company does not file such registration statement by December 31, 2002, the face amount of the Series D Stock will increase by 1% for the first 30 day period after December 31, 2002 (pro-rated for any period less than 30 days) and by an additional 3% for each 30 day period after January 31, 2003 (pro-rated for any period less than 30 days) until either such registration statement is filed with the SEC or until April 30, 2003, whichever occurs earlier. The Company intends to file the registration statement with the SEC promptly after the mailing of the enclosed proxy.

The shares of Series D Stock may be called by the Company for conversion if the market price of the Common Stock exceeds $9.50 per share for ten days and the registration statement described above is effective. The Series D Stock is subject to automatic conversion on March 31, 2006.

The Series D Stock and the D Warrants have anti-dilution rights reducing the floor conversion and warrant exercise price for certain issuances of equity securities by the Company at an effective price below the applicable floor conversion or warrant exercise price.

The Company is not required to issue on conversion of the Series D Stock more than the 19.99% of the total shares of Common Stock outstanding on May 3, 2002, if such issuance would cause a violation of Nasdaq Rules or the rules and policies of any other exchange where the Common Stock is or becomes traded. In the event the Series D Stock is convertible into shares of Common Stock in excess of such limitation, the Company is required either to seek stockholder approval for the issuance of such excess shares, or redeem such excess shares for the conversion price then in effect. The Company has proposed to amend this provision of the Series D Certificate of Designations to clarify that the 19.99% limit applies to the total shares issuable upon conversion of the Series D Stock and exercise of the D Warrants. The holders of the Series D Stock have approved such amendment. See Proposal Three below.

The Series D Stock has a per share liquidation preference equal to its conversion value plus any declared but unpaid dividends.

For any matter submitted to the Company’s stockholders for their approval or consent, each holder of shares of Series D Stock is entitled to one vote for each share of Common Stock then issuable upon conversion of its Series D Stock. In addition, the affirmative vote or consent of the holders of a majority of the outstanding shares of Series D Stock, voting separately as a class, is required for:

•	any amendment to the Company’s Certificate of Incorporation which materially and adversely affect the powers, preferences, or special rights of the Series D Stock,

•	any amendment to the Certificate of Designations for the Series D Stock, or

•	the creation or issuance of any stock ranking senior to the Series D Preferred Stock in dividend or liquidation preference.

Except as to these separate voting rights, the holders of the Series D Stock vote together with the shares of Common Stock and not as a separate class. The holders of Series D Stock have entered into a voting agreement by which they have agreed not to vote shares of Series D Stock in excess of the number of votes permitted by Nasdaq Rules. In addition, the holders of Series D Stock have approved an amendment to the Series D Certificate of Designations formally restricting the voting rights of the Series D Stock. See Proposal Three below.

Purpose of this Proposal

The Company may not issue shares of Common Stock upon the conversion of the Series D Stock if such an issuance would cause a breach of the Company’s obligations under Nasdaq Rules. Nasdaq requires companies listed on the Nasdaq Stock Market to obtain stockholder approval prior to issuing common stock or securities convertible into common stock if such shares are convertible into more than 19.99% of the outstanding shares of common stock of any such company (the “Nasdaq 20% Rule”). Because the conversion rate of the Series D Stock will vary based upon the date of conversion, the trading price of the Common Stock and the possible effect of any anti-dilution adjustment to the conversion rate resulting from a future issuance of securities by the Company, the number of shares of Common Stock issuable upon conversion of all the Preferred Stock now outstanding is not known. Such number, when added to the shares issuable upon exercise of the D Warrants, could exceed 19.99% of the outstanding Common Stock of the Company as of the date of the Series D Financing.

As described above, the anti-dilution rights of the Series D Stock are only triggered upon a sale of securities by the Company at an effective price of less than $2.00 per share. If the Company were to effect such a sale, then and only then would there be a possibility that the total shares obtainable upon conversion of the Series D Stock, plus the total shares obtainable upon exercise of the D Warrants, would exceed 19.99% of the total Common Stock outstanding as of the date of the Series D Financing.

Since the Company would not be in violation of the Nasdaq 20% Rule unless the Company sells shares of its stock below $2.00 per share, the Company does not believe prior stockholder approval was required for the Series D Financing. However, the Company is now seeking stockholder ratification of the Series D Financing (and approval of the issuance of Common Stock upon conversion of the Series D Stock and exercise of the D Warrants) because the Company may wish to issue and sell additional shares of its capital stock in a private offering or offerings in the near future. In the event the Board of Directors determines such additional sales to be in the best interest of the Company and its stockholders, these additional sales may occur within six months of the Series D

Financing. Depending on the length of time that transpires between the Series D Financing and such additional sales, and depending on the terms and other considerations of such sales, Nasdaq may integrate these sales with the Series D Financing for purposes of the Nasdaq 20% Rule. In other words, Nasdaq may determine that the additional sales, together with the Series D Financing constitute parts of a single plan of financing and should be viewed as one transaction.

Nasdaq has informed the Company that if the Company’s stockholders, excluding the Series D Stock holders, duly ratify and approve the Series D Financing and approve the issuance of Common Stock upon conversion of the Series D Stock and exercise of the D Warrants, the shares of Common Stock issuable pursuant to the Series D Financing will be viewed separately from any future sales of stock for purposes of the Nasdaq 20% Rule.

Effect of this Proposal

If the stockholders approve this proposal, the Company will no longer be subject to the limitations of the Nasdaq 20% Rule with respect to the Series D Financing. As discussed above, the number of shares of Common Stock into which the Series D Stock is convertible varies directly with the market price of the Common Stock, subject to a floor of $2.00 per share. However, that floor may be reduced if the Company sells equity securities in the future for an effective price below $2.00 per share. As a result, if the Company sells equity securities for an effective price below $2.00 per share, the stockholders would face substantial and potentially unlimited dilution in their ownership of the Company.

If this proposal is not approved by the Company’s stockholders, the Company’s Board of Directors may determine that the risk of integration makes it inadvisable to raise capital within six months of the Series D Financing, which may in turn, adversely effect the Company’s financial position. If the Board decides to proceed with an additional sale of stock and Nasdaq integrates such sale with the Series D Financing, and the transactions combined could result in the issuance of more than 19.99% of the Company’s outstanding Common Stock, the Company would not be able to issue the requisite number of shares of Common Stock upon conversion of the Series D Stock. The Company would then have the option of making a second attempt to secure stockholder ratification for the Series D Financing, or redeem for cash at the conversion price the number of shares of Series D Stock to which the holders of such stock would have been entitled but for the Nasdaq 20% Rule. In either case, the Company would incur substantial costs that would adversely effect its financial position.

Failure to approve the proposal will not invalidate the issuance of the Series D Stock or the D Warrants.

Vote Required

The affirmative vote of the holders of a majority of the shares of voting stock other than the Series D Stock present in person or represented by proxy and entitled to vote at the meeting will be required to approve this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The votes of the holders of Series D Stock will not be counted towards a quorum or for any purpose in determining whether this matter has been approved.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO

PROPOSAL THREE
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO MODIFY THE
DESIGNATIONS, RIGHTS AND PREFERENCES OF THE SERIES D PREFERRED STOCK

In connection with the Series D Financing described in Proposal Two above, on May 3, 2002, the Company filed a Certificate of Designation of Series D Preferred Stock with the Delaware Secretary of State, designating 250,000 shares of Series D Preferred Stock and setting forth the designations, rights and preferences of those shares. In accordance with Delaware law, the Certificate of Designation had the effect of amending the Company’s Certificate of Incorporation.

The Company submitted a notification form concerning the Series D Financing to Nasdaq. Nasdaq responded to the notification by asking the Company to make certain changes to the designations, rights and preferences of the Series D Stock to correspond to its policies regarding voting rights and stockholder approval.

The Certificate of Designation of the Series D Stock as originally filed by the Company provides that the Series D Stock votes on an as-converted basis in all stockholder matters. Nasdaq believes that such voting rights create a second class of voting stock in violation of its rules. Nasdaq will not permit a holder of the Series D Stock to have voting rights in excess of the number of votes it would have had if it had purchased Common Stock for the lowest market price on May 3, 2002, the date the Series D Stock was first sold. That price was $4.03. Because the Series D Stock may not be converted at a conversion price below $4.50 prior to December 31, 2002, the Series D Stock has never had voting rights in violation of Nasdaq Rules. To comply with Nasdaq Rules in the future, the Board of Directors has adopted an amendment to the Certificate of Designation so that the holders of the Series D Stock will not be entitled to voting rights in excess of the maximum rights permitted by Nasdaq Rules. The voting rights will continue to depend on the number of shares into which Series D Stock is convertible, but the number of votes each holder of Series D Stock will have will never exceed the number of shares obtainable for the original purchase price of the Series D Stock at an assumed conversion price of $4.03 per share.

This amendment has been approved by the requisite holders of Series D Stock voting as a separate class. The holders of the Series D Stock have also entered into a voting agreement under which they have agreed not to vote their shares in excess of the number of votes permitted under Nasdaq Rules. This voting agreement will cease to be effective if the stockholders approve these amendments to the Certificate of Designation.

This change in voting rights will have the effect in certain circumstances of limiting the voting rights of the holders of Series D Stock. This will in turn increase the relative voting power of common stockholders for all matters submitted to a stockholder vote. Accordingly, the change to conform to Nasdaq Rules and to the existing voting agreement is beneficial to the Company’s common stockholders.

As described in Proposal Two above, Nasdaq requires advance stockholder approval for any transaction which could result in the issuance of shares of common stock in excess of 19.99% of the outstanding shares. To ensure that this rule would not be violated, the Certificate of Designation of the Series D Stock included a provision limiting the number of shares of Common Stock issuable upon conversion of the Series D Stock to an amount less than or equal to 19.99% of the outstanding shares of Common Stock of the Company.

As noted by Nasdaq, this provision should have reflected the Company’s intention to consider in dilution calculations the shares of Common Stock issuable upon exercise of the D Warrants. Because the anti-dilution rights are only triggered if the Company engages in a future financing at an effective price of less than $2.00 per share, and because the total potential dilution as a result of the sale of Series D Stock, including the potential dilution from the D Warrants issued in connection therewith, was less than 19.99%, the Company does not believe prior stockholder approval was required for the sale of Series D Stock. However, if Proposal Two is not approved, stockholder approval would be required were the Company to issue securities at an effective price of less than $2.00 per share, and if as a result thereof, the total shares obtainable upon conversion of the Series D Stock, plus the total shares obtainable upon exercise of the D Warrants, would exceed 19.99% of the total common shares as of the date of the first sale of Series D Stock.

In order to clarify the Company’s obligations and the rights of the Series D Stock, the Board of Directors has adopted an amendment to the Certificate of Designations to state that the limiting clause in such Certificate applies if the total number of shares issuable upon conversion of the Series D Stock plus the number of shares issuable upon exercise of the D Warrants would exceed 19.99% of total outstanding common stock on the date of the first sale of Series D Stock.

If Proposal Two is not approved, this provision will have the effect of limiting the anti-dilution protection given to the holders of Series D Stock. In the event the Company subsequently issues equity securities at an effective price below $2.00 per share, thus triggering the anti-dilution rights of the Series D Stock, the holders of Series D Stock will not be able to convert their shares of Series D Stock to Common Stock if such conversion would cause the Nasdaq 20% Rule to be exceeded. If Proposal Two is approved, this limiting provision will have no effect.

In July 2002, the Board of Directors adopted an amendment to the Certificate of Designation of the Series D Stock to conform the designations, rights and preferences of the Series D Stock to the policies of the Nasdaq Stock Market as set forth above. A copy of the amendment is attached hereto as Exhibit A.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of capital stock (including the Common Stock and outstanding preferred stock with voting rights), voting together as a single class, is required to approve the amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL THREE

PROPOSAL FOUR
APPROVAL OF THE 2002 STOCK OPTION PLAN

In August 2002, the Board of Directors adopted, subject to stockholder approval, the Company’s 2002 Stock Option Plan to be effective as of August 1, 2002. The 2002 Stock Option Plan is intended to replace the 1997 Stock Option Plan. Concurrently with the stockholder approval of the 2002 Stock Option Plan, the shares of the Company’s Common Stock available for issuance under the terms of the 1997 Stock Option Plan will be reduced to zero.

As of August 1, 2002, 4,475 shares were available for future option grants under the 1997 Stock Option Plan.

The share reserve under the 2002 Option Plan will be 2,350,000 shares, reduced by 871,425 shares already reserved for options under the 1997 Stock Option Plan. Thus, there will be 1,478,575 new shares reserved and available for future option grants by the Company if the 2002 Stock Option Plan is approved. The 4,475 shares currently available under the 1997 Stock Option Plan will no longer be available for grants if the 2002 Stock Option Plan is approved.

The Company’s management and Board of Directors believe that stock options are a key aspect of the Company’s ability to attract qualified engineering, technical and other personnel in the face of a competitive hiring environment. The Board adopted the 2002 Stock Option Plan, in part, to increase the number of shares reserved for future option grants to ensure that the Company is able to continue to grant stock options to employees and consultants. In the event that this Proposal Four is not approved by the stockholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company’s management believes that it will negatively affect the Company’s ability to meet its needs for highly qualified personnel and its ability to manage future growth.

The Board has full discretion to determine the number of options to be granted to employees under the 2002 Stock Option Plan, subject to an annual limitation on the total number of options that may be granted to any employee.

Vote Required

The affirmative vote of the holders of a majority of the shares of capital stock (including the Common Stock and outstanding preferred stock with voting rights) present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2002 Stock Option Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL FOUR

Summary of the 2002 Stock Option Plan

General

The 2002 Stock Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 2002 Stock Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2002 Stock Option Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

The purpose of the 2002 Stock Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2002 Stock Option Plan and by motivating such persons to contribute to the growth and profitability of the Company.

Administration

The 2002 Stock Option Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2002 Stock Option Plan and, subject to the provisions of the 2002 Stock Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration to be paid upon exercise of an option, and other terms of the option. The Board of Directors is authorized to delegate administration of the 2002 Stock Option Plan to a committee or committees of the Board, and has delegated such administration to the Compensation Committee.

Stock Subject to the 2002 Stock Option Plan

The share reserve under the 2002 Stock Option Plan will be 2,350,000 shares, reduced by the 871,425 shares currently reserved for issuance under options granted under the 1997 Stock Option Plan. If options granted under the 2002 Stock Option Plan or the 1997 Stock Option Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated options will then be available for grant under the 2002 Stock Option Plan.

For so long as the Company is a publicly held company as defined under Code Section 162(m), no employee of the Company may receive options to purchase in excess of 500,000 shares within any fiscal year.

Eligibility

Nonstatutory stock options may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. Any person who is not an employee on the effective date of grant will be granted only a nonstatutory stock option.

No incentive stock options may be granted under the 2002 Stock Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2002 Stock Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

Terms of Options

The following is a description of the permissible terms of options under the 2002 Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.    The exercise price of incentive stock options under the 2002 Stock Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than the fair market value of the stock subject to the option on the date of the option grant. At August 5, 2002, the closing price of the Company’s Common Stock as reported on the Nasdaq Stock Market was $4.39 per share. The exercise price of options granted under the 2002 Stock Option Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) pursuant to Regulation T (“cashless exercise”), (iv) for optionees who are employees, in the Company’s sole and absolute discretion, by delivery of a promissory note, (v) in any other form of legal consideration acceptable to the Board, or (vi) any combination of the above.

Option Exercise.    Options granted under the 2002 Stock Option Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. The Company anticipates that options granted under the 2002 Stock Option Plan generally will be subject to quarterly vesting over a two-year period, provided that the optionee’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by options granted in the future under the 2002 Stock Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2002 Stock Option Plan may permit exercise prior to vesting, which is commonly referred to as an “early exercise” feature, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares acquired pursuant to such option at their original exercise price in the event that the optionee’s service terminates.

Term.    The maximum term of options under the 2002 Stock Option Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2002 Stock Option Plan provides for earlier termination of an option due to the optionee’s cessation of service. Options under the 2002 Stock Option Plan generally will terminate 30 days after the optionee’s cessation of service. However, in the event the optionee’s continuous service terminates due to the optionee’s disability, then the option will continue under its original terms for the period of such disability, and the optionee may exercise any of the vested portion of the option at any time during the period of disability. If the optionee’s continuous service terminates due to the death of the optionee or due to the optionee’s disability and such termination due to disability is followed by the death of the optionee, then the exercisability and vesting of the option shall be accelerated in full as of the date of death of the optionee, and the option shall be exercisable for a period of 12 months from the date of the optionee’s death. If the optionee’s continuous service terminates due to a transfer, at the request of the Company, to an entity in which the Company has an ownership interest and which the Board has designated as a “Non-Control Affiliate,” then, subject to the optionee’s execution of a release of claims, to the extent vested the option shall be exercisable for a period of 12 months from the date of such transfer. If, following a Change in Control (as defined below) the optionee’s continuous service is involuntarily terminated without Cause, or the optionee resigns for “Good Reason” (as defined in the 2002 Stock Option Plan) within 24 months of such a Change in Control, then the exercisability and vesting of the option shall be accelerated effective as of the date of termination, and the optionee may exercise the option for a period of six months from the termination date. In no event, however, may an option be exercised later than the date of the expiration of the option’s term as set forth in the optionee’s stock option agreement.

Change in Control.    The 2002 Stock Option Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

Restrictions on Transfer

Incentive stock options granted under the 2002 Stock Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.

Effect of Certain Corporate Events

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2002 Stock Option Plan and to any outstanding options, in the Section 162(m) grant limit (see “Federal Income Tax Information—Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding options. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option be decreased to an amount less than par value of the stock subject to the option.

If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. However, if an outstanding option is not assumed or replaced, the 2002 Stock Option Plan provides that the vesting and exercisability of the option shall be accelerated, effective 10 days prior to the Change in Control. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may amend or terminate the 2002 Stock Option Plan at any time. This Plan does not have an expiration date, however, incentive stock options may not be granted under the Plan after August 1, 2012.

The Board may also amend the 2002 Stock Option Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2002 Stock Option Plan; (ii)

change the class of persons eligible to receive incentive stock options; or (iii) modify the 2002 Stock Option Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

Federal Income Tax Information

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Potential Limitation on Company Deductions.    Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) either (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of outside directors and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders.

For the aforementioned reasons, the Company’s 2002 Stock Option Plan provides for an annual per employee limitation as required under Section 162(m) and the Company’s Compensation Committee is comprised solely of outside directors. Accordingly, options granted by the Compensation Committee will qualify as performance-based compensation.

Other Tax Consequences.    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 2002 Stock Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2002 Stock Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

New Plan Benefits.    The following table sets forth the number of shares under options which the Company has issued under the 2002 Stock Option Plan subject to stockholder approval. The Compensation Committee has discretion to issue additional options to persons and classes of persons named below from time to time, subject to the Code Section 162(m) per person limitation, but the amounts of such option grants are not currently determinable.

NEW PLAN BENEFITS

2002 Stock Option Plan

Name and Position	Number of Shares Under Option
Elwood G. Norris Chief Executive Officer	—
Terry Conrad President	10,000
James Croft Chief Technology Officer	20,000
Executive Group	30,000
Non-Executive Director Group	50,000
Non-Executive Officer Employee Group	65,000

EQUITY COMPENSATION PLAN INFORMATION

At September 30, 2001, the Company had four equity incentive plans under which equity securities are or have been authorized for issuance to the Company’s employees, consultants or directors: the 1997 Stock Option Plan, the 1997 Employee Stock Compensation Plan, the 1992 Incentive Stock Option Plan, and the 1992 Non-Statutory Stock Option Plan. All of these plans have been approved by the Company’s stockholders. In addition, from time to time the Company issues to employees, directors and service providers special stock options and warrants to purchase shares of Common Stock, and these grants have not been approved by stockholders. The following table gives information as of September 30, 2001.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	878,200		$3.86	192,631
Equity compensation plans not approved by security holders	560,000	(1)	$8.63	0
Total	1,438,200		$5.72	192,631

(1)	Consists of individual special stock option and warrant grants to employees, directors and service providers approved by the Board of Directors from time to time.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s stock as of August 1, 2002 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table included in the Company’s proxy statement for the annual meeting held May 20, 2002; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of any class of the Company’s voting stock.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership (1)		Percent of Class
Common Stock	Elwood G. Norris 13114 Evening Creek Drive South San Diego, California 92128	3,891,851	(2)	26.3%

Common Stock	Terry Conrad 13114 Evening Creek Drive South San Diego, California 92128	108,050	(3)	*	%

Common Stock	Richard M. Wagner 13114 Evening Creek Drive South San Diego, California 92128	107,500	(4)	*	%

Common Stock	David J. Carter 13114 Evening Creek Drive South San Diego, California 92128	86,250	(5)	*	%

Common Stock	James Croft 13114 Evening Creek Drive South San Diego, California 92128	92,500	(6)	*	%

Common Stock	O’Connell J. Benjamin 13114 Evening Creek Drive South San Diego, California 92128	57,500	(7)	*	%

Common Stock	Daniel Hunter 13114 Evening Creek Drive South San Diego, California 92128	68,000		*	%

All directors & executive officers as a group (8 persons)		4,424,651	(8)	29.1%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares. Percentage of beneficial ownership is based on 14,345,226 shares of Common Stock outstanding on August 1, 2002. Except as otherwise stated below, each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws).

(2)
Includes 83,500 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002, 250,000 warrants and 137,617 shares issuable under a convertible note. Excludes unvested options to purchase 12,500 shares.

(3)	Includes 107,000 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002. Excludes unvested options to purchase 70,000 shares.
(4)	Includes 62,500 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002. Excludes unvested options to purchase 12,500 shares.
(5)	Includes 62,500 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002. Excludes unvested options to purchase 12,500 shares.
(6)	Includes 91,000 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002. Excludes unvested options to purchase 35,000 shares.
(7)	Includes 57,500 shares issuable upon the exercise of outstanding stock options within 60 days of August 1, 2002. Excludes unvested options to purchase 12,500 shares.
(8)	Includes options exercisable within 60 days to purchase 477,000 shares as of August 1, 2002, 250,000 warrants and 137,617 shares issuable under a convertible note.

Other Voting Stock

Series C Preferred Stock

The following security ownership information is set forth as of August 1, 2002, with respect to certain persons or groups known by us to be beneficial owners of more than 5% of Series C Preferred Stock.
Title of class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class
Series C Preferred Stock	D.R. Jacobs and Nancy Jacobs Family Trust dated 5/4/99 2345 Villandry Court Henderson, NV 89014	5,000	50%

Series C Preferred Stock	Eric M. Polis 980 American Pacific Dr. Ste. 111 Henderson, NV 89014	5,000	50%

(1)
Represents number of shares of Series C Stock, held as of August 1, 2002. At such date an aggregate of 10,000 shares of preferred stock were issued and outstanding convertible into an aggregate of 39,744 shares of common stock.

(2)	The Company has no information regarding beneficial ownership of common stock by the holders of Series C Preferred Stock.

Series D Preferred Stock

The following security ownership information is set forth as of August 1, 2002, with respect to certain persons or groups known by us to be beneficial owners of more than 5% of Series D Stock.

Title of class	Name and address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(8)		Percent of Class
Series D Preferred Stock	Leonard M. Teninbaum Keogh Account 1900 St. James Place Ste 150 Houston, TX 77056	25,500	(2)	10.8%

Series D Preferred Stock	Jerry E. Polis Family Trust 980 American Pacific Drive, #111 Henderson, NV 89014	25,000	(3)	10.6%

Series D Preferred Stock	Canusa Trading Ltd. P.O. Box HM 279 Hamilton HMAX, Bermuda	30,000	(4)	12.7%

Series D Preferred Stock	Palermo Trust 8617 Canyon View Drive Las Vegas, NV 89117	15,000	(5)	6.3%

Series D Preferred Stock	Sunrise Management, Inc. Profit Sharing Plan 8617 Canyon View Drive Las Vegas, NV 89117	15,000	(5)	6.3%

Series D Preferred Stock	John C. Roemer 1991 Bahia Way La Jolla, CA 92037	20,000	(6)	8.5%

Series D Preferred Stock	Granite Capital LP 126 East 56th Street, Flr 25 New York, NY 10022	40,000	(7)	17.0%

Series D Preferred Stock	Granite Capital II LP 126 East 56th Street, Flr 25 New York, NY 10022	40,000	(7)	17.0%

(1)
Represents number of shares of Series D Stock, held as of August 1, 2002. At such date an aggregate of 235,400 shares of Preferred Stock were issued and outstanding convertible into an aggregate of 530,946 shares of Common Stock.

(2)
Leonard M. Teninbaum Keogh Account also has the right to acquire 56,100 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Mr. Leonard M. Teninbaum is trustee of Leonard M. Teninbaum Keogh Account, and is believed by the Company to have sole voting and investment power with respect to the Series D Stock and D Warrants held.

(3)
Jerry E. Polis Family Trust also has the right to acquire 55,000 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Mr. Jerry E. Polis is trustee of Jerry E. Polis Family Trust, and is believed by the Company to have shared voting and investment power with his spouse with respect to the Series D Stock and D Warrants held.

(4)
Canusa Trading Ltd. also has the right to acquire 66,000 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Mr. W.A. Manuel is President of Canusa Trading Ltd., and is believed by the Company to have sole voting and investment power with respect to the Series D Stock and D Warrants held.

(5)
Includes 10,000 shares of Series D Stock held by Palermo Trust and 5,000 shares of Series D Stock held by Sunrise Management, Inc. Profit Sharing Plan. Palermo Trust also has the right to acquire 22,000 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Sunrise Management, Inc. Profit Sharing Plan also has the right to acquire 11,000 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. James A. Barnes serves as trustee of both Palermo Trust and Sunrise Management, Inc. Profit Sharing Plan, and is believed by the Company to have sole voting and investment power with respect to the Series D Stock and D Warrants held. Palermo Trust and Sunrise Management, Inc. Profit Sharing Plan disclaim beneficial ownership in these securities except to the extent of such person’s pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.

(6)	Mr. Roemer also has the right to acquire 44,000 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002.

(7)
Includes 35,263 shares of Series D Stock held by Granite Capital LP, and 4,737 shares of Series D Stock held by Granite Capital II LP. Granite Capital LP also has the right to acquire 77,579 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Granite Capital II LP also has the right to acquire 10,421 shares of Common Stock pursuant to a D Warrant exercisable within 60 days of August 1, 2002. Granite Capital LLC is the general partner of each of Granite Capital LP and Granite Capital II LP. Mr. Walter F. Harrison, III and Lewis M. Eisenberg are co-managing members of Granite Capital LLC, and are believed by the Company to have shared voting and investment power with respect to the Series D Stock and D Warrants held. Granite Capital LP and Granite Capital II LP disclaim beneficial ownership in these securities except to the extent of such person’s pecuniary interest in these securities and disclaim membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.

(8)	The Company has no information regarding beneficial ownership of Common Stock by the holders of Series D Stock other than information given above with respect to D Warrants.

EXECUTIVE COMPENSATION

Compensation of Directors

No direct or indirect remuneration was paid or became payable by the Company to the directors in their capacity as directors during fiscal 2001. The Company does not anticipate paying during the fiscal year ending September 30, 2002 any direct or indirect remuneration to any director of the Company in his capacity as director other than in the form of reimbursement of expenses of attending directors’ or committee meetings. However, directors have received in the past, and may receive in the future, stock option grants.

Compensation of Executive Officers

There is shown below information concerning the compensation of each person who served as the Company’s chief executive officer during the fiscal year ended September 30, 2001 and the two other most highly compensated persons serving as executive officers at the end of the fiscal year ended September 30, 2001 who earned more than $100,000 in salary and bonus in such year (each a “Named Executive Officer”). No other executive officer of the Company received salary and bonus which exceeded $100,000 in the aggregate during the fiscal year ended September 30, 2001.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Securities Underlying Options (#)	All Other Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation
Elwood G. Norris,	2001	$124,615	-0-		-0-	75,000	$1,800(3)
Chief Executive Officer	2000	$120,000	-0-		-0-		$1,799(3)
	1999	$120,000	-0-		-0-	21,000	-0-
Terry Conrad, President	2001	$129,808	$40,000	(1)	-0-	150,000	$ 974(3)
	2000	$104,805	-0-		-0-		$ 786(3)
	1999	$98,999	-0-		-0-		-0-
James Croft III, Chief	2001	$111,120	-0-		$10,338(2)	55,000	$1,667(3)
Technology Officer	2000	$110,000	-0-		$ 1,800(2)		$1,650(3)
	1999	$110,000	-0-		-0-		-0-

(1)	Applied to cancel note.
(2)	Represents royalties paid.
(3)	Represents Company matching 401(k) contributions.

No Named Executive Officer received any form of non-cash compensation from the Company in the fiscal years ended September 30, 2001, 2000 or 1999, or currently receives any such compensation, in excess of 10% of the amount of the total amount of annual salary and bonus reported for the Named Executive Officer above.

OPTION GRANTS

Shown below is further information on grants of stock options in fiscal 2001 to the Named Executive Officers reflected in the Summary Compensation Table shown above for fiscal 2001.

Option Grants for Fiscal Year Ended September 30, 2001

	Number of Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable value at assumed Annual Rates of Stock Option Terms(2)
Name					5%	10%
Elwood G. Norris	25,000	3.8%	$3.98	11/13/05	$16,003	$46,251
	50,000	7.6%	$3.30	2/16/06	$26,442	$76,576
Terry Conrad	100,000	15%	$3.62	11/13/05	$100,013	$221,004
	50,000	7.6%	$3.00	2/16/06	$41,442	$91,576
James Croft III	25,000	3.8%	$4.00	10/31/05	$27,628	$61,051
	30,000	4.5%	$3.00	2/16/06	$24,865	$54,946

(1)
These options were granted under the 1997 Option Plan. These options have a grant price that is equal to the fair market value on the date of grant, or in the case of persons who own more than 10% of the outstanding stock, 110% of the fair market value on the date of grant. Such options vest according to terms of option agreement, with vesting being contingent upon continued service with the Company. Options granted under the 1997 Option Plan generally have a maximum term of ten years.

(2)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC’s rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options Held At September 30, 2001		Value of Unexercised In-The-Money Options At September 30, 2001(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Elwood G. Norris	100,000	$237,500	58,000	38,000	— (2)	— (2)
Terry Conrad	—	—	54,500	112,500	— (2)	— (2)
James Croft III	—	—	58,500	47,500	— (2)	— (2)

(1)	Based on the last sale price at the close of business on September 28, 2001 of $2.50 per share.
(2)	All options were out-of-the-money at September 30, 2001.

The Company does not have any stock appreciation rights plans in effect and has no long-term incentive plans, as those terms are defined in Securities and Exchange Commission regulations. During the fiscal year ended September 30, 2001, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers. The Company has no defined benefit or actuarial plans covering any Named Executive Officer.

EMPLOYMENT ARRANGEMENTS

Effective September 1, 1997 the Company entered into a three year employment contract with Elwood G. Norris, for his part-time services as Chief Technology Officer. The three-year term expired on August 31, 2000, but the agreement remains in effect until one party gives thirty days advanced notice of termination to the other. Mr. Norris now serves as Chief Executive Officer under the terms of this agreement. The agreement provides for a base salary of $10,000 per month, subject to adjustments by the Board of Directors. The agreement provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors. Mr. Norris has agreed not to disclose trade secrets and has agreed to assign certain inventions to the Company has during employment.

The Company is also obligated to pay to Mr. Norris a 1% royalty on all sales of certain radio equipment based on the gross receipts less returns and allowances pursuant to a September 3, 1985 royalty agreement. Pursuant to an Addendum Agreement dated December 2, 1996 the Company is also obligated to pay Mr. Norris a 2% royalty on gross revenues received by the Company from certain of the Company’s technologies. To date the Company has not paid Mr. Norris any royalty payments from this agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Wagner, Carter and Benjamin served on the Compensation Committee during fiscal 2001. Mr. Wagner is a former officer of the Company.

From October 29, 1999 to March 27, 2000, the Compensation Committee consisted of Messrs. Brosnan, Wagner and Carter. Effective March 27, 2000, Mr. Brosnan resigned from the Compensation Committee and was replaced by Mr. Benjamin. Mr. Brosnan was an officer and employee of the Company during fiscal 2000, and Mr. Wagner is a former officer of the Company. The Compensation Committee held no meetings prior to Mr. Brosnan’s resignation.

No executive officer of the Company served as a member of a compensation committee, or a board of directors performing equivalent functions, of any entity that had one or more of its executive officers serving as a member of the Company’s Compensation Committee.

Certain conflicts of interest now exist and will continue to exist between the Company and certain of its officers and directors due to the fact that they have other employment or business interests to which they devote some attention and they are expected to continue to do so. The Company’s Audit Committee is authorized to review all related party transactions for conflicts of interest; however, the Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company and its management or management-affiliated entities. There can be no assurance that members of management will resolve all conflicts of interest in the Company’s favor. The officers and directors are accountable to the Company as fiduciaries, which means that they are legally obligated to exercise good faith and integrity in handling the Company’s affairs. Failure by them to conduct the Company’s business in its best interests may result in liability to them.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The primary philosophy of the Compensation Committee regarding compensation is to offer packages which reward each of the members of senior management proportionately to each person’s individual performance and to the Company’s overall financial performance and growth during the previous fiscal year.

The Board measured individual and team performance on the basis of both quantitative and qualitative factors. The Board believes that the components of executive compensation should include base salary, annual and long-term incentive compensation, stock option grants and other benefits summarized below.

Executive compensation

Base salary.    Base salaries are intended to be competitive with market rates and are based on an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed on an annual basis. The Committee’s compensation policies are designed to set the Company’s executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of comparable companies and consistent with marketplace requirements to attract and retain management personnel with the experience and background to drive the commercialization of the Company’s technologies.

The Committee’s compensation policies are particularly designed to align executive officer and senior management salaries and bonus compensation to the individual’s performance in the short-term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

Long term incentives.    The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer and other executive officers (as well as other key employees) are periodically granted stock options at the then fair market value (or higher prices) of the Company’s Common Stock. These option programs are designed to provide such persons with significant compensation based on overall Company performance as reflected in the stock price, to create a valuable retention device through standard three to five year vesting schedules and to help align employees’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees, at the time of promotion to certain employees and periodically to a broad group of existing key employees and executive officers.

Chief Executive Officer compensation

Prior to his appointment as Chief Executive Officer in September 2000, Elwood G. Norris had been employed by the Company as Chief Technology Officer pursuant to an employment agreement dated September 1, 1997. The agreement has a three-year term, but continues in effect until one party gives thirty-day advance written notice to the other party of an intent to terminate the agreement. As of March 20, 2002, Mr. Norris remains employed under the terms of that agreement, though his duties have shifted to those of Chief Executive Officer. The agreement provides for a base salary of $10,000 per month, which may in the future be adjusted by the Board of Directors. The agreement also provides that Mr. Norris will participate in bonus, benefit and other incentives at the discretion of the Board of Directors.

In light of the Company’s financial position, Mr. Norris has agreed to accept compensation pursuant to his 1997 agreement which we believe is below market for a person of his experience and responsibilities. Accordingly, the compensation paid to Mr. Norris during fiscal 2001 was not specifically performance related.

Performance-based compensation

Under Section 162(m) of the Internal Revenue Code, compensation payments in excess of $1 million to each person who served as Chief Executive Officer at the end of a taxable year, and to each of the other most highly compensated executive officers whose compensation must be disclosed in SEC filings (collectively, “Covered Employees”), are subject to a limitation of $1 million on the amount the Company may deduct as an ordinary business expense. Certain performance-based compensation is not subject to the limitation on deductibility, but the Company’s option grants prior to January 2001 did not qualify as performance-based compensation. The total taxable compensation to each Covered Employee during the taxable year ended September 30, 2001 from the Company was below $1 million.

The Company issued stock options prior to January 2001 to the Covered Employees and to certain other executive officers who may be Covered Employees in future taxable years. Where these options are non-qualified stock options, or if any Covered Employee makes a disqualifying disposition of an incentive stock option, the amount of the deduction that the Company would otherwise be entitled may be limited to the extent the ordinary income recognized by the Covered Employee upon such exercise or disqualifying disposition, together with all other compensation in a given taxable year, exceeds $1 million. The Compensation Committee intends to attempt to qualify as performance-based compensation future stock option grants to persons who are or may become Covered Employees. However, the Committee may in its discretion award stock options to existing or potential future Covered Employees which do not qualify as performance-based compensation, and the exercise or subsequent disposition of stock acquired from such options may therefore be subject to the limitation on deductibility in Section 162(m).

COMPENSATION COMMITTEE
Richard M. Wagner
David J. Carter
O’Connell J. Benjamin

COMPANY STOCK PRICE PERFORMANCE

Introductory Note: The stock price performance graph below is required by the SEC and will not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The following graph compares the five-year cumulative total return on the Company’s Common Stock to the total returns of 1) NASDAQ Stock Market and 2) NASDAQ Stock—Electronic & Electrical Equipment & Components, excluding Computer Equipment. This comparison assumes in each case that $100 was invested on September 30, 1996 and all dividends were reinvested. The Company’s fiscal year ends on September 30.

Performance Graph

[GRAPH]

	9/30/1996	9/30/1997	9/30/1998	9/30/1999	9/30/2000	9/30/2001
American Technology Corp	100.0	80.32	81.48	108.33	31.48	37.04
Nasdaq Stock Market	100.0	137.40	138.06	223.83	299.36	122.16
Nasdaq Electronic Component Stock	100.0	175.88	140.02	284.57	500.48	140.88

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ RENEE WARDEN
Renee Warden
Secretary

August 19, 2002

EXHIBIT A

AMERICAN TECHNOLOGY CORPORATION

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Elwood G. Norris certifies that:

1.    He is the Chief Executive Officer of American Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

2.    RESOLVED, that the first paragraph of ARTICLE FIFTH of the Certificate of Incorporation of this corporation be amended to provide as set forth below, and such provisions shall supercede the first paragraph of ARTICLE FIFTH of the existing Certificate of Incorporation in its entirety:

“FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is FIFTY-FIVE MILLION (55,000,000), of which FIFTY MILLION (50,000,000) shares having a par value of $.00001 per share shall be of a class designated “Common Stock” (or “Common Shares”), and FIVE MILLION (5,000,000) shares having a par value of $.00001 per share shall be of a class designated “Preferred Stock” (or “Preferred Shares”). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:”

3.    RESOLVED, that Section 4(a) of the Certificate of Designations of Series D Preferred Stock filed with the Secretary of State of the State of Delaware on May 3, 2002 (the “Series D Certificate of Designation”) be amended to provide as set forth below, and such provisions shall supercede Section 4(a) of the existing Series D Certificate of Designation in its entirety:

“(a) Voting. Each holder of shares of Series D Preferred Stock shall be entitled to one (1) vote for each share of Common Stock then issuable upon conversion of each share of Series D Preferred Stock thereof held on any matter submitted to the Corporation’s stockholders for their approval or consent, provided, however, that the number of such votes for each holder of Series D Preferred Stock shall in no event exceed the number of votes obtained by multiplying the number of shares of Series D Preferred Stock held by the fraction obtained by dividing the Original Issue Price by $4.03 (as adjusted for any stock splits, reorganizations, dividends, recapitalizations and the like). Except as otherwise required by law or expressly provided herein, the holders of the Series D Preferred Stock shall vote equally with the shares of Common Stock of the Company and not as a separate class on any matter to voted upon by the stockholders of the Company.”

4.    RESOLVED, that Section 5(l) of the Series D Certificate of Designation be amended to provide as set forth below, and such provisions shall supercede Section 5(l) of the existing Series D Certificate of Designation in its entirety:

“(l) Limitation on Issuance of Conversion Shares; Redemption. Notwithstanding any adjustment of the Conversion Price made under this Section 5, and except as provided below, the Corporation shall not be obligated to issue upon conversion of the Series D Preferred Stock, in the aggregate, more than that number of shares of Common Stock, which when added to the maximum number of shares of Common Stock issuable upon exercise of all warrants issued by the Corporation in connection with the sale of the Series D Preferred Stock, is equal to 19.99% of the number of shares of Common Stock of the Corporation outstanding on the Original Issue Date (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassifications, capital reorganization and similar events relating to the Common Stock) (the “Maximum Share Amount”) if the issuance of shares of Common Stock in excess of the Maximum Share Amount (such number of excess shares referred to in the aggregate as the “Excess Shares”) would constitute a breach or violation of the Corporation’s obligations under the rules or regulations of Nasdaq or any other principal securities exchange or market upon which the Common Stock is or becomes traded (the “Exchange Rules”). To the extent the Corporation will be required, or it appears likely to the Board of Directors of the Corporation that it will be required, to issue any Excess Shares as a result of an adjustment to the Conversion Price, the Corporation shall, at its option, either (i) promptly take such action that would enable it to issue such Excess Shares without breaching or violating any Exchange Rules, including without limitation, obtaining stockholder approval, or (ii) redeem the Excess Shares at a redemption price equal to the Conversion Price. The number of shares comprising the Maximum Share Amount (and if applicable, any Excess Shares to be issued) shall be allocated among the holders of the shares of Series D Preferred Stock pro rata based on the total number of shares of Series D Preferred Stock then outstanding.”

5.    The foregoing Certificate of Amendment of the Certificate of Incorporation has been duly approved by the Board of Directors.

6.    The foregoing amendment of the Certificate of Incorporation has been duly approved by vote of the required number of shares of common stock and Series D Preferred Stock of the Company pursuant to Sections 228(a) and 242 of the General Corporation Law of the State of Delaware.

A-2

IN WITNESS WHEREOF, the Certificate of Amendment of the Certificate of Incorporation has been executed by the Chief Executive Officer of the Company on this              day of             , 2002.

AMERICAN TECHNOLOGY CORPORATION

Elwood G. Norris
Chief Executive Officer

A-3

APPENDIX 1

AMERICAN TECHNOLOGY CORPORATION
2002 STOCK OPTION PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1    ESTABLISHMENT.    The AMERICAN TECHNOLOGY CORPORATION 2002 Stock Option Plan (the “PLAN”) is hereby established effective as of August 1, 2002 (the “EFFECTIVE DATE”), subject to the approval by Company shareholders.

1.2    PURPOSE.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons eligible to receive Options under the Plan and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3    TERM OF PLAN.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.    DEFINITIONS AND CONSTRUCTION.

2.1    DEFINITIONS.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)    “AFFILIATE” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)    “BOARD” means the Board of Directors of the Company. If one or more Committees have been appoint ed by the Board to administer the Plan, “BOARD” also means such Committee(s).

(c)    A “CHANGE IN CONTROL” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “TRANSACTION”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2.1(u)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “TRANSFEREE”), as the case may be. The Board shall determine in its discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include a Spinoff Transaction.

(d)    “CODE” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e)    “COMMITTEE” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(f)    “COMPANY” means American Technology Corporation, a Delaware corporation, or any Successor.

(g)    “CONSULTANT” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

(h)    “DIRECTOR” means a member of the Board or of the board of directors of any other Participating Company.

(i)    “DISABILITY” means the Participant has been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Participant has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America.

(j)    “EMPLOYEE” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither Service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

(k)    “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

Appendix 1-2

(l)    “FAIR MARKET VALUE” means, as of any date, the value of the Stock determined as follows:

(i)    If the Stock is listed on any established stock exchange or traded on the Nasdaq Stock Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the stock is traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)    If the common stock is quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable.

(iii)    In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Board.

(m)    “INCENTIVE STOCK OPTION” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n)    “INSIDER” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o)    “NON-CONTROL AFFILIATE” means any entity in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

(p)    “NONSTATUTORY STOCK OPTION” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(q)    “OFFICER” means any person designated by the Board as an officer of the Company.

(r)    “OPTION” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(s)    “OPTION AGREEMENT” means an agreement, in such form as the Board may approve, between the Company and a Participant setting forth the terms, conditions and restrictions of an Option granted to the Participant and any shares acquired upon the exercise thereof.

Appendix 1-3

(t)    An “OWNERSHIP CHANGE EVENT” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(u)    “PARENT CORPORATION” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(v)    “PARTICIPANT” means any eligible person who has been granted one or more Options.

(w)    “PARTICIPATING COMPANY” means the Company or any Parent Corporation or Subsidiary Corporation or Affiliate.

(x)    “PARTICIPATING COMPANY GROUP” means, at any point in time, all entities collectively which are then Participating Companies.

(y)    “PRIOR PLAN OPTION” means, any option granted pursuant to the Company’s 1997 Stock Option Plan which is outstanding on or after the date on which the Board adopts the Plan or which is granted thereafter and prior to the date the Plan is duly approved by the stockholders of the Company.

(z)    “RULE 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(aa)    “SECTION 162(m)” means Section 162(m) of the Code.

(bb)    “SECURITIES ACT” means the Securities Act of 1933, as amended.

(cc)    “SERVICE” means

(i)    a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, only to such extent as may be provided by the Company’s leave policy, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such

Appendix 1-4

extent as may be provided by the Company’s leave policy. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company; except that if the entity for which Participant performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the shareholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ii)    Notwithstanding any other provision of this Section, a Participant’s Service shall not be deemed to have terminated merely because the Participating Company for which the Participant renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Plan, a Participant’s Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided a Participant was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company’s auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

(dd)    “SPINOFF COMPANY” means a Participating Company which ceases to be such as a result of a Spinoff Transaction.

(ee)    “SPINOFF TRANSACTION” means a transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

(ff)    “STOCK” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(gg)    “SUBSIDIARY CORPORATION” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(hh)    “SUCCESSOR” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(ii)    “TEN PERCENT STOCKHOLDER” means a person who, at the time an Option is granted to such person, owns stock possessing more than ten percent (10%) of

Appendix 1-5

the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2    CONSTRUCTION.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    ADMINISTRATION.

3.1    ADMINISTRATION BY THE BOARD.    The Plan shall be administered by the Board and its designees.

3.2    AUTHORITY OF OFFICERS.    Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Board has delegated such authority to the Officer with respect to such matter, right, obligation, determination or election.

3.3    POWERS OF THE BOARD.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the power and authority:

(a)    to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b)    to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)    to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(d)    to approve one or more forms of Option Agreement;

(e)    to amend, modify, extend, cancel (subject to the limitations in Section 11) or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

Appendix 1-6

(f)    to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(g)    to delegate to any proper Officer the authority to grant one or more Options, without further approval of the Board, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Option shall be subject to the terms and conditions of the appropriate standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board;

(h)    to determine the Fair Market Value of shares of Stock or other property;

(i)    to construe, interpret and apply the provisions of the Plan and Options granted under it, in its discretion; to establish, amend and revoke rules and regulations for its administration; and to take all such actions and make all such decisions as may be necessary or appropriate for the operation and administration of the Plan, including, without limitation, all such decisions and determinations as may be expressly delegated to the Board by the terms of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem, in its discretion, necessary, desirable, appropriate or expedient to make the Plan fully effective.

3.4    SCOPE OF REVIEW OF BOARD ACTION.

(a)    The Board’s action taken pursuant to the authority set forth in Sections 3.3(a) through (g) above, and any action, decision or determination with respect to any matter reserved to the Board in its sole and absolute discretion under the terms of this Plan shall be final, binding, and conclusive on the Participating Company Group, any Participant and any person having an interest in the Plan or any Option granted hereunder.

(b)    Except as otherwise provided in Section 3.4(a), the Board’s determination of the construction and interpretation of any provision of the Plan and any actions, decisions or determinations reserved to the Board in its discretion which are made in good faith shall be final, binding and conclusive on the Participating Company Group, any Participant, and any person having an interest in the Plan or any Option granted hereunder.

3.5    ADMINISTRATION WITH RESPECT TO INSIDERS.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

Appendix 1-7

3.6    COMMITTEE COMPLYING WITH SECTION 162(m).    If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.7    INDEMNIFICATION.    In addition to such other rights of indemnification as they may have as members of the Board or Officers or Employees of the Participating Company Group, members of the Board and any Officers or Employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same, and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.

3.8    ARBITRATION.    Any dispute or claim concerning any Options granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California. By accepting an Option, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.    SHARES SUBJECT TO PLAN.

4.1    MAXIMUM NUMBER OF SHARES ISSUABLE.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Two Million Three Hundred and Fifty Thousand (2,350,000). The share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, the share reserve, determined at any time, shall be reduced by the number of shares subject to the Prior Plan Options. If an outstanding Option, including a Prior Plan Option, for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Participant’s exercise or purchase price, the shares of Stock allocable to the unexercised portion of such Option or Prior Plan Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

Appendix 1-8

4.2    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, in the Section 162(m) Grant Limit set forth in Section 5.3, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 2.1(u) shares of another corporation (the “NEW SHARES”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the Stock subject to the Option.

5.    ELIGIBILITY AND OPTION LIMITATIONS.

5.1    PERSONS ELIGIBLE FOR OPTIONS.

(a)    Except as otherwise provided in this Section 5.1, Options may be granted only to Employees, Consultants, and Directors. Options are granted in the sole and absolute discretion of the Board and eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

(b)    INCENTIVE STOCK OPTIONS.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-QUALIFYING Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)    CONSULTANT OPTIONS.    A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

Appendix 1-9

5.2    FAIR MARKET VALUE LIMITATION.    To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the ISO-Qualifying Corporation, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

5.3    SECTION 162(m) GRANT LIMIT.    Subject to adjustment as provided in Section 4.2, at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than five hundred thousand (500,000) shares (the “SECTION 162(m) GRANT Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.    TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying, among other things, the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement or by communicating with the Company in such other manner as the Company may authorize. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1    EXERCISE PRICE.    The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (A) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (B) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

Appendix 1-10

6.2    EXERCISABILITY AND TERM OF OPTIONS.

(a)    OPTION EXERCISABILITY.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (A) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (B) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b)    PARTICIPANT RESPONSIBILITY FOR EXERCISE OF OPTION.    Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3    PAYMENT OF EXERCISE PRICE.

(a)    FORMS OF CONSIDERATION AUTHORIZED.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “CASHLESS EXERCISE”), (iv) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole and absolute discretion at the time the Option is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

Appendix 1-11

(b)    LIMITATIONS ON FORMS OF CONSIDERATION.

(i)    TENDER OF STOCK.    Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)    CASHLESS EXERCISE.    The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii)    PAYMENT BY PROMISSORY NOTE.    No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4    TRANSFERABILITY.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of a Participant, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require a Participant to make to protect the Company’s interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company), by gift to a Participant’s spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with a Participant due to adoption, any person sharing a Participant’s household (other than a tenant or employee), a foundation in which these persons or the Participant control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty

Appendix 1-12

percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Participant) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., a Participant and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of a Participant and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During a Participant’s life this Nonstatutory Stock Option is exercisable only by the Participant or a transferee satisfying the above conditions. Except in the event of a Participant’s death, upon transfer of a Nonstatutory Stock Option to any or all of the foregoing persons, the Participant, as the Optionee, is liable for any and all taxes due upon exercise of those transferred Nonstatutory Stock Options. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Nonstatutory Stock Option shall terminate in accordance with the Participant’s right of exercise under this Nonstatutory Stock Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company’s interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company. Once a portion of a Nonstatutory Stock Option is transferred, no further transfer may be made of that portion of the Nonstatutory Stock Option.

6.5    EFFECT OF TERMINATION OF SERVICE.

(a)    OPTION EXERCISABILITY.    Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)    DISABILITY.    If the Participant’s Service terminates because of the Disability of the Participant, the Option shall continue for the period of such Disability under the terms and conditions of the Option Agreement and may be exercised by the Participant at any time during the period of Disability but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “OPTION EXPIRATION DATE”).

(ii)    DEATH.    If the Participant’s Service terminates because of the death or because of the Disability of the Participant and such termination is subsequently followed by the death of the Participant, (A) the exercisability and vesting of the Option and, in the case of an immediately exercisable Option, any Shares acquired upon exercise thereof shall be accelerated effective upon the Participant’s death, and (B) the Option, to the extent unexercised and exercisable on the date of the Participant’s death, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date of the Participant’s death, but in any event no later than the Option Expiration Date.

Appendix 1-13

(iii)    TERMINATION UPON TRANSFER TO NON-CONTROL AFFILIATE.    If at the request of the Company, Participant transfers Service to a Non-Control Affiliate and the Participant’s Service ceases as a result, then, subject to the Participant’s execution of a general release of claims form reasonably satisfactory to the Company, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iv)    TERMINATION AFTER CHANGE IN CONTROL.    If the Participant’s Service ceases as a result of Termination After Change in Control (as defined below), then (A) the exercisability and vesting of the Option and, in the case of an immediately exercisable Option, any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Participant’s Service terminated, and (B) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(v)    OTHER TERMINATION OF SERVICE.    If the Participant’s Service with the Participating Company Group terminates for any reason except Disability, death, Transfer to a Non-Control Affiliate, or Termination after Change in Control, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminates, may be exercised by the Participant at any time prior to the expiration of thirty (30) days after the date on which the Participant’s Service terminates, but in any event no later than the Option Expiration Date.

(b)    EXTENSION IF EXERCISE PREVENTED BY LAW.    Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)    EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(b).    Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

Appendix 1-14

(d)    CERTAIN DEFINITIONS.

(i)    “CAUSE” shall mean any of the following: (1) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (3) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (4) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company; or (7) violation of a material Company policy.

(ii)    “GOOD REASON” shall mean any one or more of the following:

(1)    without the Participant’s express written consent, the assignment to the Participant of any duties, or any limitation of the Participant’s responsibilities, substantially inconsistent with the Participant’s positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

(2)    without the Participant’s express written consent, the relocation of the principal place of the Participant’s employment or service to a location that is more than fifty (50) miles from the Participant’s principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control;

(3)    any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Participant’s), or (B) the Participant’s bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant);

(4)    any failure by the Participating Company Group to (A) continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant, in any benefit or compensation plans and programs, including, but not limited to, the Participating

Appendix 1-15

Company Group’s life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant;

(5)    any breach by the Participating Company Group of any material agreement between the Participant and a Participating Company concerning Participant’s employment; or

(6)    any failure by the Company to obtain the assumption of any material agreement between Participant and the Company concerning Participant’s employment by a successor or assign of the Company.

(iii)    “TERMINATION AFTER CHANGE IN CONTROL” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:

(1)    termination by the Participating Company Group of the Participant’s Service with the Participating Company Group for any reason other than for Cause; or

(2)    the Participant’s resignation for Good Reason from all capacities in which the Participant is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Participant’s death or Disability; (3) is a result of the Participant’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

7.    STANDARD FORMS OF AGREEMENTS.

7.1    OPTION AGREEMENT.     Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2    AUTHORITY TO VARY TERMS.    The Board shall have the authority from time to time to vary the terms of any standard form of agreement described in this Section either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of agreement are not inconsistent with the terms of the Plan.

Appendix 1-16

8.    CHANGE IN CONTROL.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “ACQUIRING CORPORATION”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by Participants whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 2.1(u)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

9.    TAX WITHHOLDING.

9.1    TAX WITHHOLDING IN GENERAL.    The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Option or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

9.2    WITHHOLDING IN SHARES.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any

Appendix 1-17

shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10.    COMPLIANCE WITH SECURITIES LAW.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (A) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (B) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

11.    TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (A) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (B) no change in the class of persons eligible to receive Incentive Stock Options, and (C) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

12.    MISCELLANEOUS PROVISIONS.

12.1    REPURCHASE RIGHTS.    Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole and absolute discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

Appendix 1-18

Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

12.2    PROVISION OF INFORMATION.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholder.

Appendix 1-19

PROXY	AMERICAN TECHNOLOGY CORPORATION	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
A SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD
SEPTEMBER 26, 2002

The undersigned hereby appoints ELWOOD G. NORRIS and TERRY CONRAD or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock of American Technology Corporation which the undersigned is entitled to vote at a Special Meeting of Stockholders of AMERICAN TECHNOLOGY CORPORATION (the “Company”) to be held at 2 p.m. (local time) at the offices of the Company, at 13114 Evening Creek Drive South, San Diego, California, on September 26, 2002 and any postponements, continuations and adjournments thereof, with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

YOUR VOTE IS IMPORTANT. You are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope, which is postage prepaid if mailed in the United States.

PROPOSAL 1:
To approve an amendment to the Company’s Certificate of Incorporation to (a) increase the number of shares of Common Stock which the Company is authorized to issue from twenty million (20,000,000) to fifty million (50,000,000).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2:
To Ratify The Sale And Issuance By The Company In May 2002 Of 235,400 Shares Of Series D Preferred Stock And Warrants To Purchase An Aggregate Of 517,880 Shares Of Common Stock, And To Approve The Issuance Of Common Stock Upon Conversion Of The Series D Preferred Stock And Upon Exercise Of The Warrants.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:
To Approve An Amendment To The Company’s Certificate Of Incorporation To Modify The Designations, Rights And Preferences Of The Series D Preferred Stock To Conform The Same To The Policies Of The Nasdaq Stock Market Concerning Voting And Conversion Rights Of Convertible Securities Issued By A Listed Company.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:	To approve the Company’s 2002 Stock Option Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(Continued and to be signed on the other side)

(Continued from other side)

This proxy has been solicited by or for the benefit of the Board of Directors of the Company. I understand that I may revoke this proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to commencement of the Special Meeting.

DATED:	, 2002	Signature

Print Name

IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Signature

Print Name

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN

Mail or Deliver this Proxy to:
AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California 92128
(858) 679-2114

I will be attending the meeting  ☐